SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT
                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

   Date of Report (Date of earliest event reported) May 27, 1998


                          HORIZON OFFSHORE, INC.
            (Exact name of registrant as specified in its charter)


        Delaware                        0-23653                  76-0494934
(State or other jurisdiction     (Commission File Number)       (IRS Employer
     of incorporation)                                     Identification No.)


        2500 CityWest Boulevard, Suite 2200, Houston, Texas 77042
              (Address of principal executive office) (Zip Code)



                              (713) 361-2600
             (Registrant's telephone number, including area code)


                                    N/A
        (Former name or former address, if changed since last report.)

ITEMS 2 AND 5.   ACQUISITION OR DISPOSITION OF ASSETS; OTHER EVENTS.

     On May 27, 1998, Horizon Offshore, Inc. (the "Registrant"), through its wholly-owned subsidiary, Horizon Vessels, Inc. ("Vessels"), entered into an agreement to acquire the Valhalla, a recently refurbished 427-foot derrick barge with a 500-ton lift capability, from Big Hook, L.L.C., the parent of Manson Gulf L.L.C. Vessels will charter the Valhalla from Big Hook, L.L.C. for a period of 18 months for $200,000 per month and has the option to purchase the vessel for $13,240,000 at the end of the lease term. The vessel will be renamed the Atlantic Horizon and will initially offer platform salvage and installation services in the Gulf of Mexico.

     On May 27, 1998, Vessels acquired the BB-316, a 350-foot pipeline bury barge, and related equipment from OPI Vessels, Inc., a wholly-owned subsidiary of J. Ray McDermott, S.A., for $10 million. The Registrant will reconfigure the vessel as a derrick barge by installing the previously acquired 800-ton crane, with equipment and crew accommodations below deck, thus creating a more effective U.S.-flagged work platform for the Registrant's derrick barge. The vessel will be renamed the Pacific Horizon and will offer platform salvage and installation services in the Gulf of Mexico. The Pacific Horizon is scheduled for deployment later this year.

     The charter and purchase prices for the vessels were determined through arm's length negotiations. The purchase price for the BB-316 was paid from working capital and borrowings under the Registrant's term loan and revolving credit facility with Den norske Bank ASA. The charter hire for the Valhalla will be paid from working capital and, assuming the purchase option is exercised, the purchase price will be financed with borrowings under the Registrant's term loan and revolving credit facility with Den norske Bank ASA.

     Pursuant to the purchase agreements, Vessels acquired and will acquire only the vessels and no cash or accounts receivable, crews, physical facilities, sales force or customers. Additionally, Vessels will take possession of the barges without their being subject to any executory contracts.

     There are no material relationships between either Big Hook, L.L.C., Manson Gulf, L.L.C., OPI Vessels, Inc. or J. Ray McDermott, S.A. and the Registrant or any of its affiliates, officers, directors, or any associate of any such director or officer.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a) No financial statements are filed with this report, as the vessels do not constitute a business within the meaning of Rule 11-01 of Regulation S-X.

(b)  Exhibits.

     10.1 Vessel Purchase Option Agreement dated and effective as of May 15, 1998 between
          Big Hook, L.L.C. and Horizon Vessels, Inc.

     10.2 Bareboat Charter dated as of May 15, 1998 between Big Hook, L.L.C. and Horizon Vessels, Inc.

     10.3 Vessel Purchase Agreement  dated  as  of May 27, 1998 between OPI
                                   Vessels, Inc. and Horizon Vessels, Inc.

                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              HORIZON OFFSHORE, INC.


                              By:   /s/David W. Sharp
                                      David W. Sharp
                               Executive Vice President and
                                Chief Financial Officer

Dated:  June 10, 1998